Exhibit 24

POWER OF ATTORNEY

(Re: 2001 Stock and Long-Term Incentive Plan)

Each director and officer of Huntington Bancshares Incorporated (the “Corporation”), whose signature appears below, hereby appoints Richard A. Cheap, Thomas E. Hoaglin, and Donald R. Kimble, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of amending the Corporation’s Registration Statement on Form S-8 (registration No. 333-61074) relating to the Corporation’s 2001 Stock and Long-Term Incentive Plan, as amended from time to time (the “Plan”), and likewise to sign and file any additional amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of June 15, 2005.

DIRECTORS/OFFICERS:

Signature	Title
/s/ Thomas E. Hoaglin Thomas E. Hoaglin	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Donald R. Kimble Donald R. Kimble	Chief Financial Officer, Executive Vice President and Controller (Principal Financial Officer and Principal Accounting Officer)

Raymond J. Biggs	Director

/s/ Don M. Casto III Don M. Casto, III	Director

Michael J. Endres	Director

/s/ John B. Gelrach, Jr. John B. Gerlach, Jr.	Director

Karen A. Holbrook	Director

/s/ David P. Lauer David P. Lauer	Director

/s/ Wm. J. Lhota Wm. J. Lhota	Director

David L. Porteous	Director

/s/ Kathleen H. Ransier Kathleen H. Ransier	Director

/s/ Robert H. Schottenstein Robert H. Schottenstein	Director